Exhibit 10.103

415 GREENWICH FEE OWNER LLC, a Delaware limited liability company, as mortgagor

(Mortgagor)

to

AIG ANNUITY INSURANCE COMPANY, a Texas corporation, as mortgagee

(Mortgagee)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

(Project Loan)

Dated:	As of May 1, 2007

Location:	415 Greenwich Street
New York, New York Section: 1
Lot: 5
Block: 215

County:	New York County

PREPARED BY AND UPON RECORDATION RETURN TO:

Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022 Attention: Andrew L. Jagoda, Esq.

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EXHIBIT A – LEGAL DESCRIPTION

SCHEDULE I – SCHEDULE OF MORTGAGES

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MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

(Project Loan)

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Security Instrument”) is made as of this 1st day of May, 2007, between 415 GREENWICH FEE OWNER LLC, a Delaware limited liability company, having its principal place of business at 155 East 55th Street, Suite 6D, New York, New York 10022, as mortgagor (“Mortgagor”) and AIG ANNUITY INSURANCE COMPANY, a Texas corporation, having an address at 1999 Avenue of the Stars, 38th Floor, Century City, Los Angeles, California 90067-6022, as mortgagee (“Mortgagee”).

W I T N E S S E T H:

WHEREAS, Mortgagor is the owner of the Property (as hereinafter defined);

WHEREAS, this Security Instrument is given to secure the project loan in the original principal amount of TWO MILLION EIGHT HUNDRED THIRTY FIVE THOUSAND SIX HUNDRED EIGHTEEN 00/100 DOLLARS ($2,835,618.00) (the “Project Loan”) made by Mortgagee to Mortgagor pursuant to that certain Project Loan Agreement dated as of the date hereof between Mortgagor and Mortgagee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Project Loan Agreement”) and evidenced by that certain Promissory Note (Project Loan) in the original principal amount of the Project Loan, dated the date hereof, made by Mortgagor to Mortgagee (such Promissory Note (Project Loan), together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter collectively referred to as the “Project Loan Note”);

WHEREAS, Mortgagor desires to secure the payment of the Debt and the performance of all of its obligations under the Project Loan Note, the Project Loan Agreement and the other Project Loan Documents (as hereinafter defined); and

WHEREAS, this Security Instrument is given pursuant to the Project Loan Agreement, and payment, fulfillment, and performance by Mortgagor of its obligations thereunder and under the other Project Loan Documents are secured hereby, and each and every term and provision of the Project Loan Agreement and the Project Loan Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Project Loan Agreement, the Project Loan Note, this Security Instrument, that certain Assignment of Leases and Rents (Project Loan) of even date herewith made by Mortgagor in favor of Mortgagee (the “Assignment of Leases”) and all other documents evidencing or securing the Debt or delivered in connection with the making of the Project Loan, as the same may be amended from time to time, are hereinafter referred to collectively as the “Project Loan Documents”).

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Mortgagor hereby represents and warrants to and covenants and agrees with the Mortgagee as follows:

ARTICLE 1 – GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all building materials, machinery, equipment and other personal property not yet incorporated into the Improvements, whether stored at the Land or at locations other than the Land, and all machinery, equipment, furnishings, and electronic data-processing and other office equipment, in each case now owned or hereafter acquired by Mortgagor, and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and together with all bills of lading, warehouse receipts, delivery receipts or other documents of title to any of the foregoing (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to Tenants under Leases or owners of Units except to the extent that Mortgagor shall have any right or interest therein;

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which Tenants are entitled to remove pursuant to leases except to the extent that Mortgagor shall have any right or interest therein;

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other inventory and personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(l) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;

(m) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening and during the continuance of any Event of Default hereunder, to receive and collect any sums payable to Mortgagor thereunder;

(n) Trademarks. All tradenames, trademarks, internet websites, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(o) Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(p) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (o) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2 Assignment of Rents. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases and Section 7.1(h) of this Security Instrument, Mortgagee grants to Mortgagor a revocable license to collect, receive, use and enjoy the Rents. Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Mortgagee, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee after the occurrence and during the continuance of an Event of Default, Mortgagor shall, at its expense, assemble the Collateral and make it available to Mortgagee at a convenient place (at the Land if tangible property) reasonably acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. The principal place of business of Mortgagor (Debtor) is as set forth on page one hereof and the address of Mortgagee (Secured Party) is as set forth on page one hereof.

Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5 Pledges of Monies Held. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter held by Mortgagee or on behalf of Mortgagee in connection with the Project Loan, including, without limitation, any sums deposited in the Accounts (as defined in the Reserve and Security Agreement) and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall pay to Mortgagee the Debt at the time and in the manner provided in the Project Loan Note, the Project Loan Agreement, this Security Instrument and the other Project Loan Documents, shall perform the Other Obligations as set forth in this Security Instrument and shall fully abide by and comply with each and every covenant and condition set forth herein and in the Project Loan Note, the Project Loan Agreement and the other Project Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void, or, at Mortgagor’s request and expense, shall be assigned by Mortgagee to a new lender designated by Mortgagor or its successors and assigns; provided, however, that Mortgagor’s obligation to indemnify and hold harmless Mortgagee pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE 2 – DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all other obligations of Mortgagor contained herein;

(b) the performance of each obligation of Mortgagor contained in the Project Loan Agreement and any other Project Loan Document; and

(c) the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Project Loan Note, the Project Loan Agreement or any other Project Loan Document.

Section 2.3 Debt and Other Obligations. Mortgagor’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE 3 – MORTGAGOR COVENANTS

Mortgagor covenants and agrees that:

Section 3.1 Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Project Loan Agreement, the Project Loan Note and this Security Instrument.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Project Loan Agreement, (b) the Project Loan Note and (c) all and any of the other Project Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the Project Loan Agreement.

Section 3.4 Maintenance of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except in connection with the construction of the Improvements in accordance with the terms of the Building Loan Agreement, as otherwise contemplated in the Loan Documents or for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Mortgagee, not to be unreasonably withheld, conditioned or delayed. Except as otherwise provided in the Condominium Documents, Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation in accordance with the terms of the Project Loan Agreement, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5 Waste. Mortgagor shall not commit or knowingly suffer any actual physical waste of the Property or make any change in the contemplated use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials. (a) Subject to Section 3.6(b) hereof, Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof and of the other Project Loan Documents and Project Loan Documents, except for the Permitted Encumbrances.

(a) After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Project Loan Agreement, the Project Loan Note, this Security Instrument or any of the other Project Loan Documents, (ii) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Mortgagor and from the Property or Mortgagor shall have paid or bonded all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and shall be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Mortgagor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Mortgagee, to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7 Performance of Other Agreements. Mortgagor shall observe and perform each and every term, covenant and provision to be observed or performed by Mortgagor pursuant to the Project Loan Agreement, any other Project Loan Document and any other agreement of Mortgagor or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8 Change of Name, Identity or Structure. Mortgagor shall not change Mortgagor’s name, identity (including its trade name or names) or, if not an individual, Mortgagor’s corporate, partnership or other structure without first (a) notifying Mortgagee of such change in writing at least thirty (30) days prior to the effective date of such change, (b) taking all reasonable action required by Mortgagee for the purpose of perfecting or protecting the Lien and security interest of Mortgagee and (c) in the case of a change in Mortgagor’s structure, without first obtaining the prior written consent of Mortgagee but only to the extent required under the Project Loan Agreement. Mortgagor shall promptly notify Mortgagee in writing of any change in its organizational identification number. If Mortgagor does not now have an organizational identification number and later obtains one, Mortgagor shall promptly notify Mortgagee in writing of such organizational identification number. Mortgagor shall execute and deliver to Mortgagee, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change reasonably required by Mortgagee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Mortgagee, Mortgagor shall execute a certificate in form reasonably satisfactory to Mortgagee listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.

ARTICLE 4 – OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor, on the one hand, and Mortgagee, on the other, is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Project Loan Agreement, the Project Loan Note, this Security Instrument and the other Project Loan Documents shall be construed so as to deem the relationship between Mortgagor, on the one hand, and Mortgagee, on the other, to be other than that of debtor and creditor.

Section 4.2 No Reliance on Mortgagee. The general partners, members, and/or principals of Mortgagor are experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Mortgagee’s expertise, business acumen or advice in connection with the Property.

Section 4.3 No Mortgagee Obligations. (a) Notwithstanding the provisions of Subsections 1.1(h) and (m) or Section 1.2, Mortgagee is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.

(a) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Security Instrument, the Project Loan Agreement, the Project Loan Note or the other Project Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.

Section 4.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Project Loan Agreement, the Project Loan Note, this Security Instrument and the other Project Loan Documents, Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 3.1 of the Project Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Mortgagee; that such reliance existed on the part of Mortgagee prior to the date hereof, that the warranties and representations are a material inducement to Mortgagee in making the Project Loan; and that Mortgagee would not be willing to make the Project Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 3.1 of the Project Loan Agreement.

ARTICLE 5 – FURTHER ASSURANCES

Section 5.1 Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Project Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all reasonable out of pocket expenses incident to the preparation, execution, acknowledgment and/or recording of the Project Loan Note, this Security Instrument, the other Project Loan Documents, any Project Loan Note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all applicable Legal Requirements in all material respects. Mortgagor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements (including, without limitation, initial financing statements and amendments thereto and continuation statements) with or without the signature of Mortgagor as authorized by applicable law, to evidence more effectively the security interest of Mortgagee in the Property. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Upon the occurrence and during the continuance of an Event of Default, Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation such rights and remedies available to Mortgagee pursuant to this Section 5.2. To the extent not prohibited by applicable law, Mortgagor hereby ratifies all acts Mortgagee has lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee’s interest in the Property (other than Excluded Taxes), Mortgagor will pay the tax (other than Excluded Taxes), with interest and penalties thereon, if any. If Mortgagee is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury then, absent manifest error with respect to such conclusion, Mortgagee shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt due and payable and Mortgagor will repay the same within ninety (90) days thereafter or such longer period as may be permitted by applicable law (and upon payment of such fees, costs and expenses as shall be provided in the Project Loan Agreement but without any prepayment premium or penalty).

(a) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt due and payable and Mortgagor will repay the same within ninety (90) days thereafter or such longer period as may be permitted by applicable law (and upon payment of such fees, costs and expenses as shall be provided in the Project Loan Agreement but without any prepayment premium or penalty).

(b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Project Loan Note, this Security Instrument, or any of the other Project Loan Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

Section 5.4 Splitting of Mortgage. This Security Instrument and the Project Loan Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Mortgagee, be split or divided into two or more Project Loan Notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, subject to the terms of the Project Loan Agreement, Mortgagor, upon written request of Mortgagee, shall execute, acknowledge and deliver to Mortgagee and/or its designee or designees substitute Project Loan Notes and security instruments provided that (i) the aggregate principal amount of the substitute Project Loan Notes is not more than the then unpaid principal amount of the Project Loan Note, and (ii) the weighted average interest rate of all such component notes on the date created shall equal the interest rate which was applicable to the Loan immediately prior to the creation of the component notes and (iv) the other terms, provisions and clauses of each of the component notes shall be identical in substance and substantially similar in form to those contained herein and in the Project Loan Note, and such other documents and instruments as may be reasonably required by Mortgagee; provided, however, that such modification, new notes or new provisions, when considered in the aggregate with all other Loan Documents, shall result in no economic change and no more than a de minimis adverse change to Mortgagor with respect to any other provision of the Loan or increase Mortgagor’s obligations or liabilities (to more than a de minimis extent) or decrease Mortgagor’s rights (to more than a de minimis extent) or expand Mortgagor’s representations or warranties under the Loan Documents (to more than a de minimis extent). Upon execution and delivery by Mortgagor of component Notes, Mortgagee agrees to deliver the original Project Loan Note to Mortgagor.

Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Mortgagee, in form reasonably acceptable to Mortgagor, as to the loss, theft, destruction or mutilation of the Project Loan Note or any other Project Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Project Loan Note or other Project Loan Document, Mortgagor will issue, in lieu thereof, at no cost or expense to Mortgagor other than internal, administrative costs, a replacement Project Loan Note or other Project Loan Document, dated the date of such lost, stolen, destroyed or mutilated Project Loan Note or other Project Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 6 – DUE ON SALE/ENCUMBRANCE

Section 6.1 Mortgagee Reliance. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its general partners, members and principals in owning and operating properties such as the Property in agreeing to make the Project Loan , and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the repayment of the Debt or the performance of the Other Obligations, Mortgagee can recover the Debt by a sale of the Property.

Section 6.2 No Transfer. Mortgagor shall not permit or suffer any Transfer to occur, unless permitted by the Project Loan Agreement or unless Mortgagee shall consent thereto in writing. As set forth in the Project Loan Agreement, the Mezzanine Loan and security therefor is a Permitted Transfer.

Section 6.3 Transfer Defined. As used in this Article 6 “Transfer” shall mean any voluntary or involuntary sale by operation of law or otherwise, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of: (a) all or any part of the Property or any estate or interest therein including, but not limited to, (i) an installment sales agreement wherein Mortgagor agrees to sell the Property or any part thereof for a price to be paid in installments, (ii) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder and its affiliates or (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor’s right, title and interest in and to any Leases or any Rents; (b) any ownership interest in (i) Mortgagor or any owner of any interest in Mortgagor or (ii) any indemnitor or guarantor of any Obligations or (iii) any corporation, partnership, limited liability company, trust or other entity owning, directly or indirectly, any interest in Mortgagor or any indemnitor or guarantor of any Obligations; or (c) the control of, or the right or power to control, directly or indirectly, the day-to-day management and operations of the Property.

Section 6.4 Mortgagee’s Rights. Without obligating Mortgagee to grant any consent under Section 6.2 hereof which Mortgagee may grant or withhold in its sole discretion, Mortgagee reserves the right to condition the consent required hereunder upon (a) a modification of the terms hereof and of the Project Loan Agreement, the Project Loan Note or the other Project Loan Documents; (b) an assumption of the Project Loan Agreement, the Project Loan Note, this Security Instrument and the other Project Loan Documents as so modified by the proposed transferee; (c) payment of all of Mortgagee’s actual out of pocket expenses incurred in connection with such transfer; (d) following a Securitization, the confirmation in writing by the applicable Rating Agencies that the proposed transfer will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned in connection with any Securitization; (e) the delivery of a nonconsolidation opinion reflecting the proposed transfer satisfactory in form and substance to Mortgagee; (f) the proposed transferee’s continued compliance with the representations and covenants set forth in Sections 3.1.24 and 4.2.11 of the Project Loan Agreement; (g) the delivery of evidence satisfactory to Mortgagee that the single purpose nature and bankruptcy remoteness of Mortgagor, its shareholders, partners or members, as the case may be, following such transfers are in accordance with the standards of the Rating Agencies; (h) the proposed transferee’s ability to satisfy Mortgagee’s then-current underwriting standards; or (i) such other conditions as Mortgagee shall determine in its reasonable discretion to be in the interest of Mortgagee, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Project Loan and the Property. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Mortgagee’s consent unless otherwise permitted under the Project Loan Agreement. This provision shall apply to every Transfer, other than any Transfer permitted pursuant to the Project Loan Agreement, regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer.

ARTICLE 7 – RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Project Loan Project Loan Note, the Project Loan Agreement or in the other Project Loan Documents;

(f) recover judgment on the Project Loan Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Project Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any guarantor, indemnitor with respect to the Project Loan or of any Person liable for the payment of the Debt;

(h) the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Mortgagee may deem reasonably necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Mortgagor at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, the Equipment and/or the Personal Property sent to Mortgagor in accordance with the provisions hereof at least fifteen (15) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee in accordance with the terms of the Project Loan Agreement, this Security Instrument or any other Project Loan Document to the payment of the following items in any order in its sole discretion:

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) Interest on the unpaid principal balance of the Project Loan Note;

(iv) Amortization of the unpaid principal balance of the Project Loan Note;

(v) All other sums payable pursuant to the Project Loan Note, the Project Loan Agreement, this Security Instrument and the other Project Loan Documents, including without limitation advances made by Mortgagee pursuant to the terms of this Security Instrument;

(k) pursue such other remedies as Mortgagee may have under applicable law; or

(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Mortgagee pursuant to the Project Loan Note, this Security Instrument or the other Project Loan Documents, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper.

Section 7.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or after the occurrence of an Event of Default and during the continuance thereof to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Project Loan Documents and shall be immediately due and payable upon demand by Mortgagee therefor.

Section 7.4 Actions and Proceedings. Subject to the terms of the Project Loan Agreement, during an Event of Default Mortgagee has the right upon notice to Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, decides should be brought to protect its interest in the Property.

Section 7.5 Recovery of Sums Required to be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for any Event of Default by Mortgagor existing at the time such earlier action was commenced.

Section 7.6 Examination of Books and Records. Subject to the rights of Tenants, and owners of Units, if any, at reasonable times and upon reasonable prior written notice to Mortgagor, Mortgagee, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Mortgagor which reflect upon its financial condition, at the Property or at any office regularly maintained by Mortgagor where the books and records are located. Mortgagee and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable prior written notice to Mortgagor, Mortgagee, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Mortgagor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor where the books and records are located; provided that any such examination or audit shall be performed by Mortgagee at its sole cost and expense, unless any such examination or audit is performed at any time that an Event of Default has occurred and remains uncured, in which event, Mortgagor shall be responsible for all of Mortgagee’s reasonable out-of-pocket costs and expenses relating to such examination or audit. This Section 7.6 shall apply throughout the term of the Project Loan Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7 Other Rights, Etc. (a) The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the Project Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Project Loan Note or the other Project Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Project Loan Note, this Security Instrument or the other Project Loan Documents.

(a) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Mortgagee’s possession.

(b) Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Security Instrument. The rights of Mortgagee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8 Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9 Intentionally Reserved.

Section 7.10 Right of Entry. Upon reasonable notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times, during business hours, subject to the rights of Tenants under Leases and owners of Units, if any, and the Condominium Documents.

ARTICLE 8 – RESERVED

ARTICLE 9 – INDEMNIFICATION

Section 9.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, actual out-of-pocket expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, unless solely caused by the gross negligence or willful misconduct of Mortgagee or to the extent that such Losses relate to the Property and arise after title to the Property has been transferred by foreclosure or deed in lieu of foreclosure: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Building Loan Note, the Building Loan Agreement, this Security Instrument, or any other Building Loan Documents; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Security Instrument or the Project Loan Agreement or the Project Loan Note or any of the other Project Loan Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion (following receipt of a written request therefor) to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Mortgagor which may be payable in connection with the funding of the Project Loan; or (m) any misrepresentation made by Mortgagor in this Security Instrument or any other Project Loan Document. Any amounts payable to Mortgagee by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. For purposes of this Article 9, the term “Indemnified Parties” means Mortgagee, each participant in the Loan, any Person who is or will have been involved in the servicing of the Project Loan secured hereby, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who hold or acquire or will have held a full or partial interest in the Project Loan secured hereby (including, but not limited to, investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Project Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Project Loan, whether during the term of the Project Loan or as a part of or following a foreclosure of the Project Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee’s or any Indemnified Parties’ assets and business).

Section 9.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Project Loan Note or any of the other Project Loan Documents, but excluding any income, franchise, branch profits or other similar taxes.

Section 9.3 ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited Project Loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee’s sole discretion) that Mortgagee may incur, directly or indirectly, as a result of a default under Sections 3.1.8 and 4.2.11 of the Project Loan Agreement.

Section 9.4 RESERVED.

Section 9.5 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals selected by Mortgagor and approved by the Indemnified Parties, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Mortgagor and any Indemnified Party and Mortgagor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Mortgagor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Mortgagor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. Within ten (10) Business Days of demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable out-of-pocket fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 10 – WAIVERS

Section 10.1 Waiver of Counterclaim. To the extent permitted by applicable law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Security Instrument, the Project Loan Agreement, the Project Loan Note, any of the other Project Loan Documents, or the Obligations.

Section 10.2 Marshalling and Other Matters. To the extent permitted by applicable law, Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, to the extent permitted by applicable law, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by applicable law.

Section 10.3 Waiver of Notice. To the extent permitted by applicable law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Security Instrument, the Project Loan Agreement or any of the other Project Loan Documents specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Security Instrument, the Project Loan Agreement or any of the other Project Loan Documents does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

Section 10.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5 Survival. The indemnifications made pursuant to Section 9.3 herein and subject to the terms of the Environmental Indemnity, the representations and warranties, covenants, and other obligations arising under the Environmental Indemnity, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Mortgagee’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Mortgagee’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Project Loan Agreement, the Project Loan Note or any of the other Project Loan Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Project Loan Agreement, the Project Loan Note or the other Project Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto.

ARTICLE 11 – INTENTIONALLY OMITTED

ARTICLE 12 – NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Project Loan Agreement.

ARTICLE 13 – APPLICABLE LAW

Section 13.1 GOVERNING LAW. (A) THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MORTGAGOR AND ACCEPTED BY MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE PROJECT LOAN NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER PROJECT LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL PROJECT LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR, AND BY ITS

ACCEPTANCE HEREOF, MORTGAGEE, HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT OR THE OTHER PROJECT LOAN DOCUMENTS, AND THIS SECURITY INSTRUMENT AND THE OTHER PROJECT LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGEE OR MORTGAGOR ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT MORTGAGEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND MORTGAGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF MORTGAGEE AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MORTGAGOR DOES HEREBY DESIGNATE AND APPOINT:

Stroock & Stroock & Lavan LLP

180 Maiden Lane New York,

New York 10038

Attn: Karen Scanna, Esq.

Tel: 212-806-6010

Fax: 212-806-6006

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MORTGAGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MORTGAGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MORTGAGOR (I) SHALL GIVE PROMPT NOTICE TO MORTGAGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 13.2 Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Mortgagor and Mortgagee are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Mortgagee shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Mortgagor to Mortgagee, and (c) if through any contingency or event, Mortgagee receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Mortgagor to Mortgagee, or if there is no such indebtedness, shall immediately be returned to Mortgagor.

Section 13.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 14 – DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Project Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any successor under the Project Loan Agreement and each and any subsequent holder(s) of the Project Loan Note or any part thereof,” the word “Project Loan Note” shall mean “the Project Loan Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 15 – MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

Section 15.3 Inapplicable Provisions. If any term, covenant or condition of the Project Loan Agreement, the Project Loan Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Project Loan Agreement, the Project Loan Note and this Security Instrument shall be construed without such provision.

Section 15.4 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Subrogation. If any or all of the proceeds of the Project Loan Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor’s obligations hereunder, under the Project Loan Agreement, the Project Loan Note and the other Project Loan Documents and the performance and discharge of the Other Obligations.

Section 15.7 Entire Agreement. The Project Loan Note, the Project Loan Agreement, this Security Instrument and the other Project Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Project Loan Note, the Project Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Project Loan Note, the Project Loan Agreement, this Security Instrument and the other Project Loan Documents.

Section 15.8 Limitation on Mortgagee’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Mortgagee a “mortgagee in possession.”

Section 15.9 Project Loan Agreement. This Security Instrument is made pursuant to a Project Loan Agreement between the Mortgagor and Mortgagee bearing even date herewith, and this Security Instrument is subject to all of the provisions of the Project Loan Agreement including, without limitation, the provisions thereof entitling Mortgagee to declare the entire indebtedness secured hereby to be immediately due and payable, all of which provisions are incorporated herein with the same force and with like effect as if they were fully set forth herein at length and made a part hereof. In the event of any inconsistency or conflict between the terms of this Security Instrument and the terms of the Project Loan Agreement, the terms of the Project Loan Agreement shall govern and control.

Section 15.10 Exculpation. Section 10.24 and Section 10.28 of the Project Loan Agreement are incorporated herein by reference with the same force and effect as if set forth herein in their entirety.

Section 15.11 Counterparts. This Security Instrument may be executed in two or more counterparts which together shall constitute one integrated document.

ARTICLE 16 – STATE-SPECIFIC PROVISIONS

Section 16.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 16 shall control and be binding.

Section 16.2 Commercial Property. Mortgagor represents that this Security Instrument does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own separate cooking facilities.

Section 16.3 Maximum Debt Secured. Notwithstanding anything contained herein to the contrary, the maximum amount of principal indebtedness secured by this Security Instrument at execution or which under any contingency may become secured hereby at any time hereafter is $2,835,618.00 plus all amounts expended by Mortgagee, after default by the Mortgagor hereunder, to enforce, defend and/or maintain the lien of this Security Instrument or to protect the Property encumbered hereby, or the value thereof, including, without limitation, all amounts in respect of insurance premiums and all real estates taxes, charges or assessments imposed by law upon the Property (other than Excluded Taxes), or any other amount, cost or charge to which the Mortgagee may become subrogated upon payment as a result of Mortgagor’s failure to pay as required by the terms of this Security Instrument plus all accrued but unpaid interest on the obligations secured hereby.

Section 16.4 Insurance Proceeds. In the event of any conflict, inconsistency or ambiguity between the provisions of Section 3.3 hereof and the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of Section 3.3 hereof shall control.

Section 16.5 Trust Fund. Pursuant to Section 13 of the lien law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Property before using any part of the total of the same for any other purpose.

Section 16.6 Section 291f Agreement. (a) Mortgagor hereby covenants and agrees with the Mortgagee that, except as otherwise set forth in the Project Loan Agreement, without the written consent of the Mortgagee first had and obtained, Mortgagor will not accept any surrender, cancellation, abridgment or modification of any of the terms, covenants and conditions of any Lease, and will not accept prepayments of installments of rent to become due thereunder for more than one (1) month in advance, except to the extent that such cancellation, abridgment, modification or prepayment is presently expressly permitted to a Tenant under the provisions of its respective Lease.

(a) This Security Instrument is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby. Mortgagor shall (unless such notice is contained in such Tenant’s Lease) deliver notice of this Security Instrument in form and substance acceptable to Mortgagee, to all present and future holders of any interest in any Lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Mortgagee the full protections and benefits of Section 291-f. Mortgagor shall request the recipient of any such notice to acknowledge the receipt thereof.

Section 16.7 Power of Sale. In addition to any other remedies provided to Mortgagee hereunder, pursuant to the Project Loan Agreement or the other Loan Documents, upon the occurrence and continuation of an Event of Default, to the extent permitted by applicable law, Mortgagee may sell or offer for sale the Property in such portions, order and parcels as Mortgagee may determine, with or without having first taken possession of same, in accordance with the terms and provisions of Article 14 of the New York Real Property Actions and Proceedings Law.

Section 16.8 Assignment of Mortgage. Upon payment in full of the Debt by Mortgagor in accordance with the terms of the Project Loan Agreement and the other Loan Documents, this Security Instrument shall upon written request by Mortgagor to Mortgagee be assigned (without recourse, covenant or warranty of any nature, express or implied, except as to the principal amount then outstanding and that there has been no other assignment of this Security Instrument) to any new lender designated by Mortgagor or terminated of record; provided that (i) Mortgagor shall have reimbursed Mortgagee for all of its reasonable out of pocket costs, including, but not limited to, legal costs and expenses incurred in connection with any such assignment, (ii) Mortgagor shall have caused the delivery of an executed statement of Oath under Section 275 of the New York Real Property Law and (iii) Mortgagor shall have provided such other information and documents which a prudent mortgagee would reasonably require to effectuate such assignment. Mortgagee shall not be responsible for any mortgage recording taxes, recording fees or other charges payable in connection with any such assignment.

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IN WITNESS WHEREOF, this Security Instrument has been executed by Mortgagor and Mortgagee as of the day and year first above written.

MORTGAGOR:

415 GREENWICH FEE OWNER LLC, a Delaware limited liability company

By:	/s/ Joel Silver
Name: Joel Silver
Title: Vice President

Signature Page

[Mortgage, Assignment of Leases and Rents, Security Agreement – Project Loan]

STATE OF NEW YORK	)
ss:
COUNTY OF NEW YORK	)

On the      day of                 , 2007, before me, the undersigned, personally appeared Joel Silver, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Authorized Signatory
Signature & office of individual taking the acknowledgement

[Acknowledgment on behalf of Mortgagor]